Exhibit 32.1 Certification of the President and Chief Operating Officer of Jameson Stanford Resources Corporation pursuant to Section 906 of the Sarbanes Oxley Act of 2002

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A (Amendment No. 1) of Jameson Stanford Resources Corporation (the “Company”) for the quarterly period ended March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Joseph Marchal, President and Chief Operating Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 22, 2014	/s/ Joseph Marchal
Joseph Marchal
President and Chief Operating Officer
(Principal Executive Officer)

This certification accompanies this Quarterly Report on Form 10-Q/A (Amendment No. 1) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.